FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                               LANDCARE USA, INC.
             (exact name of registrant as specified in its charter)

            DELAWARE                                76-0562801
     (State of incorporation           (I.R.S. Employer Identification No.)
        or organization)

    THREE RIVERWAY, SUITE 630
         HOUSTON, TEXAS                                77056
(Address of principal executive offices)            (Zip Code)

           Securities to be registered to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered

          COMMON STOCK,                       NEW YORK STOCK EXCHANGE
    PAR VALUE $.01 PER SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The information set forth under the caption "Description of Capital Stock -- Common Stock and Restricted Common Stock" set forth in the Registration Statement on Form S-1 (Registration No. 333-48215) of LandCare USA, Inc. filed with the Securities and Exchange Commission is incorporated herein by reference.

ITEM 2.   EXHIBITS.

1. All exhibits required by Instruction II to Item 2 will be supplied to The New York Stock Exchange.


                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               LANDCARE USA, INC.

                                          By: /s/ WILLIAM F. MURDY
                                                William F.  Murdy
                                                Chairman of the Board,
                                                Chief Executive Officer and
                                                President

Date: May 1, 1997